EXHIBIT 16

                          [Newspaper Advertisement]


     TO GREAT WESTERN STOCKHOLDERS:

                       CHECK IT OUT . . . [CHECKMARK]

     GREAT WESTERN/WASHINGTON MUTUAL -- THE SUPERIOR COMBINATION IN
     EVERY WAY

      H. F. AHMANSON                                             WASHINGTON MUTUAL
      -------------------------                                  -------------------------
                [Graphic:  Box]       STOCKHOLDER RETURN(1)                [Graphic:  Box
                                                                           with checkmark]
      *  Ahmanson's total                                        *  Washington Mutual has
      stockholder return in                                      a superior record of
      the 1990s has been only                                    financial performance and
      165%.                                                      of delivering value.  Its
                                                                 cumulative TOTAL RETURN
                                                                 TO STOCKHOLDERS IN THE
                                                                 1990S HAS BEEN OVER 600%
                                                                 -- more than 31/2 times
                                                                 that of Ahmanson.

                [Graphic:  Box]       DIVIDEND HISTORY                     [Graphic:  Box
                                                                           with checkmark]
      *  Ahmanson has not                                        *  Washington Mutual has
      increased its dividend                                     increased its dividend
      since 1987.                                                over the past seven
                                                                 consecutive quarters and
                                                                 every year since 1990.
                                                                 DURING THE PAST FIVE
                                                                 YEARS, WASHINGTON MUTUAL
                                                                 HAS INCREASED ITS
                                                                 DIVIDENDS AN AVERAGE OF
                                                                 29% PER YEAR.(2)

                [Graphic:  Box]       CAPITAL STRENGTH                     [Graphic:  Box
                                      Tangible common                      with checkmark]
      *  At December 31,              equity ratio (the         *  At December 31, 1996,
      1996, Ahmanson's 3.31%          higher the better)         Washington Mutual had a
      consolidated tangible                                      ratio of tangible common
      common equity ratio was                                    equity to tangible assets
      one of the lowest among                                    of 4.83%--A STRONGER
      major savings and loan                                     CAPITAL POSITION--that
      holding companies.                                         will allow Washington
                                                                 Mutual to take advantage
     *  Ahmanson's $3.2                                          of future growth
      billion planned share                                      opportunities. Washington
      repurchases plus common                                    Mutual's financial
      stock dividends from                                       strategy is predicated on
      the beginning of the                                       capital retention and
      fourth quarter of 1997                                     growth.
      through 1999 total
      nearly 180% of
      cumulative net income
      to common stock during
      the same period.(3)  As
      a result, Ahmanson's
      pro forma capital
      position would continue
      to be weak.

                [Graphic:  Box]       INTEGRATION RISK                     [Graphic:  Box
                                                                           with checkmark]
      *  An Ahmanson/Great                                       *  Washington Mutual
      Western combination                                        shares common information
      would mean a difficult                                     systems with Great
      and time consuming                                         Western, which should
      integration process.                                       greatly facilitate the
      Ahmanson uses an                                           integration of the two
      information system                                         companies' operations
      which is outdated, and                                     and the achievement of
      not compatible with                                        cost savings and
      Great Western's.  This                                     operating efficiencies
      could increase the                                         at a minimal cost and
      difficulty and cost of                                     on a timely basis.
      implementing the
      technology conversion
      in a reasonable time.

                [Graphic:  Box]       TRACK RECORD                         [Graphic:  Box
                                                                           with checkmark]
      *  Ahmanson's current                                      *  Washington Mutual's
      management team, many                                      management has a proven
      members of which have                                      record of achieving cost
      been hired by Ahmanson                                     savings, operating
      only within the past                                       efficiencies and revenue
      several years, has                                         enhancements in connection
      limited its focus to                                       with the integration of
      branch acquisitions and                                    acquired companies.
      divestitures.                                              Washington Mutual's
                                                                 current management team
                                                                 has consummated more than
                                                                 20 acquisitions,
                                                                 including both in-market
                                                                 and out-of-market
                                                                 acquisitions of banks and
                                                                 thrifts of varying size.

                [Graphic:  Box]       TIMING                               [Graphic:  Box
                                                                           with checkmark]
      *  By asking the Court                                     *  Washington Mutual and
      to artificially delay                                      Great Western have a
      the vote on the                                            definitive merger
      Washington Mutual                                          agreement.  With
      merger until six weeks                                     stockholders voting on
      after the vote at the                                      June 13 and regulatory
      June 13 Annual Meeting                                     approvals expected by
      is certified, Ahmanson                                     late June or early July,
      is effectively seeking                                     THE MERGER COULD CLOSE
      to delay your                                              LESS THAN 2 MONTHS FROM
      opportunity to vote on                                     NOW.
      the merger until late
      summer, and maybe until
      after Labor Day.

------------------
     1 Source: Bloomberg Financial Markets. Total stockholder return assumes reinvestment of dividends. Applicable period is through March 31, 1997.

     2    For the period December 31, 1991 through December 31, 1996.

     3 Calculated by Great Western, based on data publicly disclosed by Ahmanson on March 25, 1997.




                             [Great Western Logo]
     May 21, 1997

     PROTECT YOUR INVESTMENT.  VOTE THE GREEN AND GOLD PROXY CARDS TODAY!


                                  IMPORTANT
           If you have any questions, please call our solicitor,
                          GEORGESON & COMPANY INC.
    Call toll free: 800-223-2064. Banks and brokers call: 212-440-8800.